Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report (and to all reference to our Firm) included in or made a part of this registration statement.




/s/ ARTHUR ANDERSEN LLP
-----------------------

Milwaukee, Wisconsin
August 23, 2001